As filed with the Securities and Exchange Commission on October 23, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CANADIAN NATURAL RESOURCES LIMITED
(Exact name of Registrant as specified in its charter)

Alberta (Province or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number (if applicable))	Not Applicable (I.R.S. Employer Identification Number (if applicable))

Suite 2500, 855 – 2nd Street, S.W., Calgary, Alberta, Canada, T2P 4J8
(403) 517-7345
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System, 111 8th Avenue, New York, New York 10011
(212) 894-8940
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Nancy M. Penner Parlee McLaws LLP 3400 Suncor Energy Centre 150 – Sixth Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7 (403) 294-7000	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE CHART

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price	Amount of registration fee

Debt securities	US$1,000,000,000	100%	US$1,000,000,000	US$128,800(2)

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
An aggregate of US$2,000,000,000 of securities previously registered pursuant to a registration statement on Form F-9 (File No. 333-177401) (the "Initial Registration Statement") is being included in the prospectus that forms a part of this Registration Statement pursuant to Rule 429 under the Securities Act. The aggregate initial offering price of the previously registered securities and the securities registered pursuant to this Registration Statement will not exceed US$3,000,000,000. Any previously registered debt securities and any debt securities registered under this Registration Statement may be sold separately or as units with other previously registered debt securities or other debt securities registered under this Registration Statement.

         Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement also relates to the Initial Registration Statement, under which securities with a proposed aggregate offering price of US$2,000,000,000 remain unsold as of the date hereof. Upon effectiveness, this Registration Statement shall also constitute a post-effective amendment to the Initial Registration Statement, and such post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

I-1

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated October 23, 2013

PRELIMINARY BASE SHELF PROSPECTUS

New Issue	October 23, 2013

CANADIAN NATURAL RESOURCES LIMITED

Debt Securities

        Canadian Natural Resources Limited may offer for sale from time to time debt securities in the aggregate principal amount of up to US$3,000,000,000 or its equivalent in any other currency or units based on or relating to foreign currencies during the 25 month period that this prospectus (including any amendments hereto) remains effective.

        We will provide the specific terms of these securities and all information omitted from this prospectus in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We are permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with Canadian generally accepted accounting practices, and they are subject to Canadian and United States auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

        Owning the debt securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement.

        Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Alberta, some of our officers and directors and some of the experts named in this prospectus are Canadian residents, and many of our assets are located in Canada.

        The debt securities offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada and are not being and may not be offered or sold, directly or indirectly, in Canada or to any resident of Canada in contravention of the securities laws of any province or territory of Canada.

 ABOUT THIS PROSPECTUS

        In this prospectus, unless otherwise specified or the context otherwise indicates, references to "Canadian Natural", "us", "we" or "our" mean Canadian Natural Resources Limited and its subsidiaries, including its material operating subsidiaries and, where applicable, their respective interests in partnerships and other entities. Unless otherwise specified, all dollar amounts contained in this prospectus are expressed in Canadian dollars, and references to "dollars", "Cdn$" or "$" are to Canadian dollars and all references to "US$" are to United States dollars.

        All financial information included and incorporated by reference in this prospectus is determined using International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board, which have been adopted as Canadian generally accepted accounting principles, referred to as "Canadian GAAP". "U.S. GAAP" means generally accepted accounting principles which are in effect from time to time in the United States.

        This prospectus replaces our base shelf prospectus dated October 28, 2011.

        This prospectus is part of a registration statement on Form F-10 relating to the debt securities that we filed with the U.S. Securities and Exchange Commission (the "SEC"). Under the shelf registration statement, we may, from time to time, sell any combination of the debt securities described in this prospectus in one or more offerings up to an aggregate principal amount of US$3,000,000,000. This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information". This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the debt securities.

DEFINITIONS

        In this prospectus and in any applicable prospectus supplement:

  •
  "Boe" means barrels of oil equivalent.

        This prospectus contains disclosure respecting oil and gas production expressed as "cubic feet of natural gas equivalent" and "barrels of oil equivalent" or "Boe". All equivalency volumes have been derived using the ratio of six thousand cubic feet of natural gas to one barrel of oil. Equivalency measures may be misleading, particularly if used in isolation. A conversion ratio of six thousand cubic feet of natural gas to one barrel of oil is based on an energy equivalence conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In comparing the value ratio using current crude oil prices relative to natural gas prices, the six thousand cubic feet of natural gas to one barrel of oil conversion ratio may be misleading as an indication of value.

WHERE YOU CAN FIND MORE INFORMATION

        We file with the Alberta Securities Commission (the "ASC"), a commission of authority in the Province of Alberta similar to the SEC, material change, annual and quarterly reports and other information. We are also subject to the reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, we file reports with and furnish other information to the SEC. Under the multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ from those in the United States. You may read any document we file with or furnish to the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC by paying a fee. The SEC also maintains an internet site that contains reports and other information about issuers like us that file electronically with the SEC. The site address is www.sec.gov.

        Under the multijurisdictional disclosure system adopted by the United States and the provinces of Canada, the SEC and the ASC allow us to "incorporate by reference" certain information we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which were filed with the ASC under the Securities Act (Alberta) and filed with or furnished to the SEC under the Exchange Act:

  •
  our Annual Information Form ("AIF") dated March 27, 2013 for the year ended December 31, 2012;

  •
  Management's Discussion and Analysis for the year ended December 31, 2012;

  •
  our Information Circular dated March 13, 2013 relating to the Annual and Special Meeting of our Shareholders held on May 2, 2013;

  •
  our Information Circular dated March 14, 2012 relating to the Annual and Special Meeting of Shareholders held on May 3, 2012;

  •
  our audited comparative consolidated financial statements as at and for the years ended December 31, 2012 and 2011, together with the notes thereto and the independent auditor's report thereon; and

  •
  our unaudited interim consolidated financial statements for the three and six month periods ended June 30, 2013, including the notes thereto, and accompanying Management's Discussion and Analysis.

        Any documents of the type referred to in the preceding paragraph, or similar material, including an Annual Information Form filed by us, all material change reports (excluding confidential reports, if any), business acquisition reports, all updated interest coverage ratio information, as well as all prospectus supplements disclosing additional or updated information, filed by us with securities commissions or similar authorities in the relevant provinces of Canada subsequent to the date of this prospectus and prior to 25 months from the date hereof, shall be deemed to be incorporated by reference into this prospectus. The documents are available through the internet on the System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com.

        Any report that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this prospectus shall be deemed to be incorporated by reference into this prospectus and the registration statement of which it forms a part, if and to the extent expressly provided for in such report. Our U.S. filings are electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov.

        A prospectus supplement containing the specific variable terms of an offering of debt securities will be delivered to purchasers of such debt securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the offering of the debt securities issued thereunder.

        To the extent that any document or information incorporated by reference into this prospectus is included in a report filed or furnished on Form 40-F, 20-F, 10-K, 10-Q, 8-K, 6-K or any respective successor form, such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement relating to the debt securities of which this prospectus forms a part.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this prospectus.

        Upon a new Annual Information Form and related Management's Discussion and Analysis and annual consolidated financial statements, together with the notes thereto and the independent auditor's report thereon, being filed with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this prospectus, the previous Annual Information Form, annual consolidated financial statements and the accompanying Management's Discussion and Analysis and any interim consolidated financial statements and the accompanying Management's Discussion and Analysis, material change reports and management proxy circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of debt securities under this prospectus. Upon interim consolidated financial statements and the accompanying Management's Discussion and Analysis being filed by us with the applicable securities regulatory authorities during the currency of this prospectus, all interim consolidated financial statements and the accompanying Management's Discussion and Analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of debt securities under this prospectus.

        In addition, certain marketing materials (as that term is defined in applicable securities legislation) may be used in connection with a distribution of debt securities under this prospectus and any applicable prospectus supplement(s). Any template version of marketing materials (as those terms are defined in applicable securities legislation) pertaining to a distribution of debt securities, and filed by us with the Canadian securities regulators after the date of the prospectus supplement for the offering and before termination of the distribution of such debt securities, will be deemed to be incorporated by reference in that prospectus supplement for the purposes of the distribution of debt securities to which the prospectus supplement pertains.

        In addition, you may obtain a copy of the Annual Information Form and other information mentioned above by writing or calling us at the following address and telephone number:

  Canadian Natural Resources Limited
  2500, 855 - 2 Street SW
  Calgary, Alberta
  Canada T2P 4J8
  (403) 517-6700

  Attention: Corporate Secretary

        We have not authorized anyone to provide you with information, whether orally or in writing, or represent anything about us or the offering of debt securities that is not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. If given or made, any such information or representations should not be called upon as having been authorized by us. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of the applicable prospectus supplement.

 FORWARD LOOKING STATEMENTS

        This prospectus contains or incorporates by reference forward looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate may or will occur in the future are forward looking statements. Forward looking statements can be identified by the words "believe", "anticipate", "expect", "plan", "estimate", "target", "continue", "could", "intend", "may", "potential", "predict", "should", "will", "objective", "project", "forecast", "goal", "guidance", "outlook", "effort", "seeks", "schedule", "proposed" or expressions of a similar nature suggesting future outcome or statements regarding an outlook. Disclosure related to expected future commodity pricing, forecast or anticipated production volumes, royalties, operating costs, capital expenditures, income tax expenses and other guidance provided throughout this prospectus and the documents incorporated herein by reference constitute forward looking statements. Disclosure of plans relating to and expected results of existing and future developments, including but not limited to Horizon Oil Sands ("Horizon") operations and future expansion, Primrose thermal projects, Pelican Lake water and polymer flood project, the Kirby Thermal Oil Sands Project, construction of the proposed Keystone XL Pipeline from Hardisty, Alberta to the U.S. Gulf Coast, construction of the proposed Energy East pipeline to transport crude oil from Alberta to Québec and New Brunswick, the proposed Kinder Morgan Trans Mountain pipeline expansion from Edmonton, Alberta to Vancouver, British Columbia and the construction and future operations of the North West Redwater bitumen upgrader and refinery also constitute forward looking statements. This forward looking information is based on annual budgets and multi-year forecasts, and is reviewed and revised throughout the year as necessary in the context of targeted financial ratios, project returns, product pricing expectations and balance in project risk and time horizons. These statements are not guarantees of future performance and are subject to certain risks. The reader should not place undue reliance on these forward looking statements as there can be no assurances that the plans, initiatives or expectations upon which they are based will occur.

        In addition, statements relating to "reserves" are deemed to be forward looking statements as they involve the implied assessment based on certain estimates and assumptions that the reserves described can be profitably produced in the future. There are numerous uncertainties inherent in estimating quantities of proved and proved plus probable crude oil, natural gas and natural gas liquids reserves and in projecting future rates of production and the timing of development expenditures. The total amount or timing of actual future production may vary significantly from reserve and production estimates.

        The forward looking statements are based on current expectations, estimates and projections about us and the industry in which we operate, which speak only as of the date such statements were made or as of the date of the report or document in which they are contained and are subject to known and unknown risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such risks and uncertainties include, among others: general economic and business conditions which will, among other things, impact demand for and market prices of our products; volatility of and assumptions regarding crude oil and natural gas prices; fluctuations in currency and interest rates; assumptions on which our current guidance is based; economic conditions in the countries and regions in which we conduct business; political uncertainty, including actions of or against terrorists, insurgent groups or other conflicts including conflict between states; industry capacity; our ability to implement our business strategy, including exploration and development activities; impact of competition; our defense of lawsuits; availability and cost of seismic, drilling and other equipment; our ability to complete capital programs; our ability to secure adequate transportation for our products; unexpected disruptions or delays in the resumption of the mining, extracting or upgrading of our bitumen products; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; our ability to attract the necessary labour required to build our thermal and oil sands mining projects; operating hazards and other difficulties inherent in the exploration for and production and sale of crude oil and natural gas and in mining, extracting or upgrading bitumen products; availability and cost of financing; our success of exploration and development activities and ability to replace and expand crude oil and natural gas reserves; timing and success of integrating the business and operations of acquired companies; production levels; imprecision of reserve estimates and estimates of recoverable quantities of crude oil, bitumen, natural gas and natural gas liquids not currently classified as proved; actions by governmental authorities; government regulations and the expenditures required to comply with them (especially safety and environmental laws and regulations and the impact of climate change initiatives on capital and operating costs); asset retirement obligations; the adequacy of our provision for taxes; and other circumstances affecting revenues and expenses. Our operations have been, and in the future may be affected by political developments and by federal, provincial and local laws and regulations such as restrictions on production, changes in taxes, royalties and other amounts payable to governments or governmental agencies, price or gathering rate controls and environmental protection regulations. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward looking statements. The impact of any one factor on a particular forward looking statement is not determinable with certainty as such factors are dependent upon other factors, and our course of action would depend upon our assessment of the future considering all information then available.

        We caution that the foregoing list of important factors is not exhaustive. Unpredictable or unknown factors not discussed in this prospectus, including the documents incorporated by reference, could also have material adverse effects on forward looking statements. Although we believe that the expectations conveyed by the forward looking statements are reasonable based on information available to us on the date such forward looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward looking statements, whether written or oral, attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

        Additional factors are described in our management's discussion and analysis of financial condition and results of operations incorporated by reference in our Annual Information Form, which is filed with the securities commissions or similar authorities in the provinces of Canada and incorporated by reference in this prospectus. You should also carefully consider the matters discussed under "Risk Factors" in this prospectus. Except as required under applicable securities laws, we assume no obligation to update publicly or otherwise revise any forward looking statements, whether as a result of new information, future events or otherwise, or the foregoing list of factors affecting this information.

CANADIAN NATURAL RESOURCES LIMITED

        We are a Canadian-based senior, independent energy company engaged in the acquisition, exploration, development, production, marketing and sale of crude oil, natural gas liquids, natural gas and bitumen. Our core regions of operations are in the Western Canadian Sedimentary Basin, the United Kingdom sector of the North Sea and Offshore Africa. Our head and principal office is located at 2500, 855 - 2 Street SW, Calgary, Alberta T2P 4J8.

        Our common shares are listed for trading on the Toronto Stock Exchange and on the New York Stock Exchange under the trading symbol "CNQ".

USE OF PROCEEDS

        Unless otherwise indicated in an applicable prospectus supplement relating to a series of debt securities, we will use the net proceeds we receive from the sale of the debt securities for general corporate purposes relating to our core regions of operations in North America, the North Sea and Offshore Africa, which may include financing our capital expenditure program and working capital requirements in those regions. We may also use the net proceeds for the repayment of indebtedness. Pending such use of any proceeds, we may invest funds in short-term marketable securities.

INTEREST COVERAGE

        The following coverage ratios have been prepared in accordance with Canadian securities law requirements and are included in this prospectus in accordance with Canadian disclosure requirements.

        The following coverage ratios are calculated on a consolidated basis for the twelve month periods ended June 30, 2013 and December 31, 2012. The following ratios do not give effect to the issue of any debt securities pursuant to this prospectus.

        The interest coverage ratios for the twelve month periods ended June 30, 2013 and December 31, 2012 have been calculated based on information contained within our financial statements for the related periods which were prepared in accordance with IFRS.

	June 30, 2013(1)	December 31, 2012(1)
Interest coverage on long-term debt	5.1x	6.4x

Note:

(1)
Interest coverage on long-term debt is equal to net earnings plus income taxes and interest expense, excluding current and deferred United Kingdom Petroleum Revenue Tax expense and other taxes, divided by the sum of interest expense and capitalized interest.

 DESCRIPTION OF DEBT SECURITIES

        In this section, "we", "us", "our" or "Canadian Natural" refers only to Canadian Natural Resources Limited without its subsidiaries or interest in partnerships and other entities. The following describes certain general terms and provisions of the debt securities. The particular terms and provisions of the series of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made to both the applicable prospectus supplement relating to them and the description of the debt securities set forth in this prospectus.

        The debt securities will be issued under a trust indenture dated July 24, 2001 originally made between us and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Initial Trustee"), as amended by a supplemental indenture dated October 28, 2011 (the "First Supplemental Indenture") entered into between us and the Initial Trustee and having effect only with respect to debt securities issued after the date of the First Supplemental Indenture, as amended by a second supplemental indenture (the "Second Supplemental Indenture") dated as of August 30, 2013 among us, the Initial Trustee and Wells Fargo Bank, National Association (the "Trustee"), as the successor trustee on the resignation of the Initial Trustee (the trust indenture dated July 24, 2001 as amended by the First Supplemental Indenture and the Second Supplemental Indenture referred to herein as the "Indenture"). Pursuant to the terms of the Second Supplemental Indenture, the Trustee has accepted its appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture. The Indenture is subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The following summaries of the Indenture and the debt securities are brief summaries of certain provisions of the Indenture and do not purport to be complete; these statements are subject to the detailed referenced provisions of the Indenture, including the definition of capitalized terms used under this caption. Wherever particular sections or defined terms of the Indenture are referred to, these sections or defined terms are incorporated in this prospectus by reference as part of the statement made, and the statement is qualified in its entirety by the reference to the Indenture. References in parentheses are to section numbers in the Indenture.

General

        The Indenture does not limit the aggregate principal amount of debt securities (which may include debentures, notes and other unsecured evidences of indebtedness) that may be issued under the Indenture, and provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies. The debt securities offered pursuant to this prospectus will be issued in an amount up to US$3,000,000,000 or the equivalent. The Indenture also permits us to increase the principal amount of any series of debt securities previously issued and to issue that increased principal amount.

        The applicable prospectus supplement will contain a description of the following terms relating to the debt securities being offered:

  (a)
  the title of the debt securities of such series;

  (b)
  any limit on the aggregate principal amount of the debt securities of such series;

  (c)
  the date or dates, if any, on which the principal (and premium, if any) of the debt securities of such series will mature and the portion (if less than all of the principal amount) of the debt securities of such series to be payable upon declaration of acceleration of maturity and/or the method by which such date or dates shall be determined;

  (d)
  the rate or rates (which may be fixed or variable) at which the debt securities of such series will bear interest, if any, the date or dates from which that interest will accrue and on which that interest will be payable and the Regular Record Dates for any interest payable on the debt securities of such series which are Registered Securities and/or the method by which such date or dates shall be determined;

  (e)
  if applicable, any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of such series may be redeemed or purchased at the option of Canadian Natural or otherwise;

  (f)
  if applicable, whether the debt securities of such series will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities of such series in bearer form and as to exchanges between registered and bearer form;

  (g)
  whether the debt securities of such series will be issuable in the form of one or more Registered Global Securities and, if so, the identity of the Depository for those Registered Global Securities;

  (h)
  the denominations in which any of the debt securities of such series which are in registered form will be issuable, if other than denominations of US$1,000 and any multiple thereof, and the denominations in which any of the debt securities of such series which are in bearer form will be issuable, if other than the denomination of US$1,000;

  (i)
  each office or agency where the principal of and any premium and interest on the debt securities of such series will be payable, and each office or agency where the debt securities of such series may be presented for registration of transfer or exchange;

  (j)
  if other than United States dollars, the foreign currency or the units based on or relating to foreign currencies in which the debt securities of such series are denominated and/or in which the payment of the principal of and any premium and interest on the debt securities of such series will or may be payable;

  (k)
  any index pursuant to which the amount of payments of principal of and any premium and interest on the debt securities of such series will or may be determined;

  (l)
  any applicable Canadian and U.S. federal income tax consequences;

  (m)
  whether and under what circumstances we will pay Additional Amounts on the debt securities of such series in respect of certain taxes (and the terms of any such payment) and, if so, whether we will have the option to redeem the debt securities of such series rather than pay the Additional Amounts (and the terms of any such option);

  (n)
  any deletions from, modifications of or additions to the Events of Default or covenants of Canadian Natural with respect to such debt securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; and

  (o)
  any other terms of the debt securities of such series.

        Unless otherwise indicated in the applicable prospectus supplement, the Indenture does not afford the Holders the right to tender debt securities to us for repurchase, or provide for any increase in the rate or rates of interest per annum at which the debt securities will bear interest, in the event we become involved in a highly leveraged transaction or in the event that we undergo a change in control.

        Debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and may be offered and sold at a discount below their stated principal amount. The Canadian and U.S. federal income tax consequences and other special considerations applicable to those discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in the prospectus supplement relating to the debt securities.

Ranking and Other Indebtedness

        The debt securities will be unsecured obligations of ours and, unless otherwise provided in the prospectus supplement relating to such debt securities, will rank pari passu with all our other unsecured and unsubordinated debt from time to time outstanding and pari passu with other debt securities issued under the Indenture. The debt securities will be structurally subordinated to all existing and future liabilities of any of our corporate or partnership subsidiaries, including trade payables and other indebtedness.

Registered Global Securities

        Unless otherwise indicated in a prospectus supplement, a series of debt securities will be issued in the form of one or more Registered Global Securities which will be registered in the name of and be deposited with a Depository, or its nominee, each of which will be identified in the prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for debt securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depository for a Registered Global Security to a nominee of that Depository, by a nominee of that Depository to that Depository or another nominee of that Depository or by that Depository or any nominee of that Depository to a successor of that Depository or a nominee of a successor of that Depository.

        The specific terms of the depository arrangement with respect to any portion of a particular series of debt securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to that series. Canadian Natural anticipates that the following provisions will apply to all depository arrangements.

        Upon the issuance of a Registered Global Security, the Depository or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by that Registered Global Security to the accounts of those persons having accounts with that Depository or its nominee ("participants") as shall be designated by the underwriters, investment dealers or agents participating in the distribution of those debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of the ownership of those beneficial interests will be effected only through, records maintained by the Depository therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants).

        The laws of some states in the United States require certain purchasers of securities to take physical delivery of the debt securities in definitive form. These depository arrangements and these laws may impair the ability to transfer beneficial interests in a Registered Global Security.

        So long as the Depository for a Registered Global Security or its nominee is the registered owner of the debt securities, that Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the debt securities represented by that Registered Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Registered Global Security will not be entitled to have debt securities of the series represented by that Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of that series in definitive form and will not be considered the owners or Holders of those debt securities under the Indenture.

        Principal, premium, if any, and interest payments on a Registered Global Security registered in the name of a Depository or its nominee will be made to that Depository or nominee, as the case may be, as the registered owner of that Registered Global Security. Neither we, the Trustee nor any paying agent for debt securities of the series represented by that Registered Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in that Registered Global Security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

        We expect that the Depository for a Registered Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Registered Global Security as shown on the records of that Depository or its nominee. We also expect that payments by participants to owners of beneficial interests in that Registered Global Security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of those participants.

        If the Depository for a Registered Global Security representing debt securities of a particular series is at any time unwilling or unable to continue as Depository, or if the Depository is no longer eligible to continue as Depository, and a successor Depository is not appointed by us within 90 days, or if an Event of Default described in clauses (a) or (b) of the first sentence under "Events of Default" below with respect to a particular series of debt securities has occurred and is continuing, we will issue Registered Securities of that series in definitive form in exchange for that Registered Global Security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more Registered Global Securities and, in that event, will issue Registered Securities of that series in definitive form in exchange for all of the Registered Global Securities representing debt securities of that series.

Debt Securities in Definitive Form

        If indicated in an applicable prospectus supplement, the debt securities may be issued in definitive form without coupons. Debt securities in definitive form may be presented for exchange and for registration of transfer in the manner, at the places and, subject to the restrictions set forth in the Indenture and in the applicable prospectus supplement, without service charge, but upon payment of any taxes or other governmental charges due in connection therewith. We have appointed the Trustee as Security Registrar. Debt securities in bearer form and the coupons appertaining thereto, if any, will be transferable by delivery.

        Unless otherwise indicated in the applicable prospectus supplement, payment of the principal of and any premium and interest on debt securities in definitive form will be made at the office or agency of the Trustee except that, at our option, payment of any interest may be made (a) by check mailed to the address of the Person entitled thereto as that Person's address will appear in the Security Register or (b) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Negative Pledge

        The Indenture includes our covenant that, so long as any of the debt securities remain outstanding, we will not, and will not permit any Subsidiary to, create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over its or their respective assets (present or future) securing any Indebtedness of any Person without also at the same time or prior to that time securing equally and ratably with other Indebtedness all of the debt securities then Outstanding under the Indenture.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definitions of all such terms.

        The term "Capital Lease Obligation" means the obligation of a Person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such Person in accordance with GAAP.

        The term "Consolidated Net Tangible Assets" means the total amount of assets of any Person on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom:

  (a)
  all current liabilities (excluding any indebtedness classified as a current liability and any current liabilities, in each case which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

  (b)
  all goodwill, trade names, trademarks, patents and other like intangibles; and

  (c)
  non-controlling interests in subsidiaries as defined under GAAP,

in each case, as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of such Person computed in accordance with GAAP.

        The term "Current Assets" means current assets as determined in accordance with GAAP.

        The term "Financial Instrument Obligations" means obligations arising under:

  (a)
  interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is interest rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time;

  (b)
  currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and

  (c)
  commodity swap or hedging agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time.

        The term "GAAP" means generally accepted accounting principles which are in effect from time to time in Canada.

        The term "Indebtedness" means at any time, and whether or not contingent, all items of indebtedness in respect of any amounts borrowed which, in accordance with GAAP, would be recorded as indebtedness in the consolidated financial statements of Canadian Natural as at the date as of which Indebtedness is to be determined, and in any event including, without duplication (i) any obligation for borrowed money, (ii) any obligation evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of property, assets or businesses, (iii) any Purchase Money Obligation, (iv) any reimbursement obligation with respect to letters of credit, bankers' acceptances or similar facilities, (v) any obligation issued or assumed as the deferred purchase price of property or services, (vi) any Capital Lease Obligation, (vii) any obligation to pay rent or other payment amounts with respect to any

Sale and Leaseback Transaction, (viii) any payment obligation under Financial Instrument Obligations at the time of determination, (ix) any indebtedness in respect of any amounts borrowed or any Purchase Money Obligation secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the indebtedness or Purchase Money Obligation secured thereby shall have been assumed and (x) guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent liabilities in respect of obligations of another Person for indebtedness of that other Person in respect of any amounts borrowed by that other Person.

        The term "Permitted Encumbrances" means any of the following:

  (a)
  any Security Interest existing as of the date of the first issuance by us of the debt securities issued pursuant to the Indenture;

  (b)
  any Security Interest on pipelines, pumping stations or other pipeline facilities, drilling equipment, production equipment and platforms; tank cars, tankers, barges, ships, trucks, automobiles, airplanes or other marine, automotive, aeronautical or other similar moveable facilities or equipment, computer systems and associated programs; office equipment; weather stations; townsites; housing facilities, recreation halls, stores and other related facilities; gasification or natural gas liquefying facilities and burning towers, flares or stacks; retail service stations, bulk plants, storage facilities, terminals or warehouses; or similar facilities and equipment of or associated with any of the foregoing; provided, in each case, that such Security Interest is incurred to finance the acquisition of such property or assets within 90 days after such acquisition and such Security Interest shall be limited to the specified property or assets being financed;

  (c)
  (i) any Security Interest on any specific properties or any interest therein, construction thereon or improvement thereto, and on any receivables, inventory, equipment, chattel paper, contract rights, intangibles and other assets, rights or collateral specifically connected with such properties, incurred (A) to secure all or any part of the financing for acquisition, surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such properties and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and natural gas producing properties (including oil sands properties), or any interest therein, financing incurred for "development" shall include financing incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests), or (B) for acquiring ownership of any Person which owns any such property or interest therein, provided that such Security Interest is limited to such property or such interest therein owned by any such Person; and (ii) any Security Interest on an oil and/or natural gas producing property (including oil sands properties) to secure Indebtedness incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

  (d)
  any Security Interest in favor of Canadian Natural or any of its wholly-owned Subsidiaries;

  (e)
  any Security Interest existing on the property of any Person at the time such Person becomes a Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Subsidiary;

  (f)
  any Security Interest on property of a Person which Security Interest exists at the time such Person is merged into, or amalgamated or consolidated with, Canadian Natural or a Subsidiary, or such property is otherwise acquired by Canadian Natural or a Subsidiary, provided such Security Interest does not extend to property owned by Canadian Natural or such Subsidiary immediately prior to such merger, amalgamation, consolidation or acquisition;

  (g)
  any Security Interest on Current Assets securing any Indebtedness to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof, provided that such security is given at the time that the Indebtedness is incurred;

  (h)
  any Security Interest in respect of (i) liens for taxes and assessments not at the time overdue or any liens securing workmen's compensation assessments, unemployment insurance or other social security obligations; provided, however, that if any such liens, duties or assessments are then overdue, Canadian Natural or the Subsidiary, as the case may be, shall be prosecuting an appeal or proceedings for review with respect to which it shall have secured a stay in the enforcement of any such obligations, (ii) any liens for specified taxes and assessments which are overdue but the validity of which is being contested at the time by Canadian Natural or the Subsidiary, as the case may be, in good faith, and with respect to which Canadian Natural or the Subsidiary shall have secured a stay of enforcement thereof, if applicable, (iii) any liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease, (iv) any obligations or duties, affecting the property of Canadian Natural or that of a Subsidiary to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, license, lease or permit and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by Canadian Natural or the Subsidiary under government permits, licenses, leases or other grants, which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purpose for which they are held by Canadian Natural or the Subsidiary, (v) any deposits or liens in connection with contracts, bids, tenders or expropriation proceedings, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, builders', mechanics', laborers', materialmen's, warehousemen's, carrier's and other similar liens, (vi) the right reserved to or vested in any municipality or governmental or other public authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit, that affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof, (vii) any Security Interest the validity of which is being contested at the time by Canadian Natural or a Subsidiary in good faith or payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the same in full, (viii) any easements, rights-of-way and servitudes (including, without in any way limiting the generality of the foregoing, easements, rights-of-way and servitudes for railways, sewers, dykes, drains, pipelines, natural gas and water mains or electric light and power or telephone conduits, poles, wires and cables) that, in the opinion of Canadian Natural, will not in the aggregate materially and adversely impair the use or value of the land concerned for the purpose for which it is held by Canadian Natural or the Subsidiary, as the case may be, (ix) any security to a public utility or any municipality or governmental or other public authority when required by such utility or other authority in connection with the operations of Canadian Natural or the Subsidiary, as the case may be, and (x) any liens and privileges arising out of judgments or awards with respect to which Canadian Natural or the Subsidiary shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

  (i)
  any Security Interest arising under partnership agreements, oil and natural gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, natural gas or other hydrocarbons or by-product thereof, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts (including security in respect of take or pay or similar obligations thereunder), area of mutual interest agreements, natural gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, which in each of the foregoing cases is customary in the oil and natural gas business, and other agreements which are customary in the oil and natural gas business, provided in all instances that such Security Interest is limited to the assets that are the subject of the relevant agreement;

  (j)
  any Security Interest on cash or marketable securities of Canadian Natural or any Subsidiary granted in the ordinary course of business in connection with Financial Instrument Obligations;

  (k)
  any Security Interest in respect of the sale (including any forward sale) or other transfer, in the ordinary course of business, of (i) oil, natural gas, other hydrocarbons or by-product thereof, or other minerals, whether in place or when produced, for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals and (ii) any other interests in property of a character commonly referred to as a "production payment";

  (l)
  any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (k) inclusive, provided the principal amount thereof is not increased and provided that such extension, renewal, alteration or replacement shall be limited to all or a part of the property or other assets which secured the Security Interest so extended, renewed, altered or replaced (plus improvements on such property or other assets); and

  (m)
  any Security Interests that would otherwise be prohibited (including any extensions, renewals, alterations or replacements thereof) provided that the aggregate Indebtedness outstanding and secured under this clause (m) does not (calculated at the time of the granting of the Security Interest) exceed an amount equal to 10 percent of Consolidated Net Tangible Assets.

        The term "Person" means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        The term "Purchase Money Obligation" means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, thereto or erected or constructed thereon.

        The term "Sale and Leaseback Transaction" means any direct or indirect arrangement (excluding, however, any such arrangement between Canadian Natural and a Subsidiary or between one or more Subsidiaries) pursuant to which property is sold or transferred and is thereafter leased back from the purchaser or transferee thereof.

        The term "Security Interest" means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not; however, for purposes of the "Negative Pledge" covenant only, such term shall not include any encumbrance that may be deemed to arise solely as a result of entering into an agreement, not in violation of the terms of the Indenture, to sell or otherwise transfer assets or property.

        The term "Shareholders' Equity" means the aggregate amount of shareholders' equity of a Person as shown on the most recent annual audited or unaudited interim consolidated balance sheet of such Person and computed in accordance with GAAP.

        The term "Significant Subsidiary" means a Subsidiary that constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X of the Exchange Act.

        The term "Subsidiary" means any corporation or other Person of which there are owned, directly or indirectly, by or for Canadian Natural or by or for any corporation or other Person in like relation to Canadian Natural, Voting Shares or other interests which, in the aggregate, entitle the holders thereof to cast more than 50 percent of the votes which may be cast by the holders of all outstanding Voting Shares of such first mentioned corporation or other Person for the election of its directors or, in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such persons) entitle the holders thereof to more than 50 percent of the income or capital interests (however called) thereon and includes any corporation in like relation to a Subsidiary; provided, however, that such term will not include, for purposes of the "Negative Pledge" covenant only, any Subsidiary if the assets of the Subsidiary do not at the time exceed 2 percent of Consolidated Net Tangible Assets.

        The term "Voting Shares" means shares of capital stock of any class of a corporation and other interests of any other Persons having under all circumstances the right to vote for the election of the directors of such corporation or in the case of any Person which is not a corporation, Persons having similar powers or (if there are no such Persons) income or capital interests (however called), provided that, for the purpose of this definition, shares or other interests which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.

Events of Default

        The occurrence of any of the following events with respect to the debt securities of any series will constitute an "Event of Default" with respect to the debt securities of that series:

  (a)
  default by Canadian Natural in payment of all or any part of the principal of any of the debt securities of that series when the same becomes due under any provision of the Indenture or of those debt securities;

  (b)
  default by Canadian Natural in payment of any interest due on any of the debt securities of that series, or Additional Amounts on any of the debt securities of that series when they become due and payable, and continuance of that default for a period of 30 days;

  (c)
  default by Canadian Natural in observing or performing any of the covenants described below under "Consolidation, Merger, Amalgamation and Sale of Assets";

  (d)
  default by Canadian Natural in observing or performing any other of its covenants or conditions contained in the Indenture or in the debt securities of that series and continuance of that default for a period of 60 days after written notice as provided in the Indenture;

  (e)
  default by Canadian Natural or any Subsidiary in payment of the principal of, premium, if any, or interest on any Indebtedness for borrowed money having an outstanding principal amount in excess of the greater of $75 million and 2 percent of the Shareholders' Equity of Canadian Natural in the aggregate at the time of default or default in the performance of any other covenant of Canadian Natural or any Subsidiary contained in any instrument under which that indebtedness is created or issued and the holders thereof, or a trustee, if any, for those holders, declare that indebtedness to be due and payable prior to the stated maturities of that indebtedness ("accelerated indebtedness"), and such acceleration shall not be rescinded or annulled, or such default under such instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such indebtedness, provided that if such accelerated indebtedness is the result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times and on the conditions set forth in such instrument, it will not be considered an Event of Default under this clause (e) until 15 days after such acceleration;

  (f)
  certain events of bankruptcy, insolvency, winding up, liquidation or dissolution relating to Canadian Natural or any Significant Subsidiary;

  (g)
  the taking or entry of certain judgments or decrees against Canadian Natural or any Subsidiary for the payment of money in excess of the greater of $75 million and 2 percent of the Shareholders' Equity of Canadian Natural in the aggregate, if Canadian Natural or such Subsidiary, as the case may be, fails to file an appeal or, if Canadian Natural or such Subsidiary, as the case may be, does file an appeal, that judgment or decree is not and does not remain vacated, discharged or stayed as provided in the Indenture; or

  (h)
  any other Event of Default provided with respect to debt securities of that series.

        If an Event of Default described in clause (a) or (b) above occurs and is continuing with respect to debt securities of any series, unless the principal of all of the debt securities of that series shall have already become due and payable, the Trustee may, in its discretion, and shall upon request in writing made by the Holders of not less than 25 percent in aggregate principal amount of the debt securities of that series then Outstanding, declare the principal of (and premium, if any, on) all the debt securities of that series then Outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those debt securities to be due and payable immediately on demand. If an Event of Default described in clause (d) or (h) above occurs and is continuing with respect to the debt securities of one or more series, unless the principal of all of the debt securities of the affected series shall have already become due and payable, the Trustee may, in its discretion, and shall upon request in writing made by the Holders of not less than 25 percent in aggregate principal amount of the debt securities of all such affected series then Outstanding (voting as one class), declare the principal of (and premium, if any, on) all the debt securities of all the affected series then Outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those debt securities to be due and payable immediately on demand. If an Event of Default described in clause (c), (e), (f) or (g) above occurs and is continuing, unless the principal of all debt securities then Outstanding shall have already become due and payable, the Trustee may, in its discretion, and shall upon request in writing made by the Holders of not less than 25 percent in aggregate principal amount of all the debt securities then Outstanding (voting as one class), declare the principal of (and premium, if any, on) all the debt securities then Outstanding and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those debt securities to be due and payable immediately on demand.

        Upon certain conditions, any declaration of this kind may be cancelled if all Events of Default with respect to the debt securities of all those affected series then Outstanding shall have been cured or waived as provided in the Indenture by the Holders of not less than a majority in aggregate principal amount of the debt securities of the affected series then Outstanding (voting as one class, except in the case of Events of Default described in clauses (a) and (b) of the first sentence of the preceding paragraph, as to which each series so affected will vote as a separate class). See "Modification and Waiver" below. Reference is made to the applicable prospectus supplement or supplements relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto.

        The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Holders, unless those Holders shall have provided to the Trustee reasonable indemnity. Subject to those provisions for indemnity and certain other limitations contained in the Indenture, the Holders of a majority in aggregate principal amount of the debt securities of all affected series then Outstanding (voting as one class) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of those affected series.

        The Indenture provides that no Holder of the debt securities of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (a) that Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (b) the Holders of not less than 25 percent in aggregate principal amount of the debt securities of all affected series then Outstanding (voting as one class) shall have made written request, and provided reasonable indemnity, to the Trustee to institute that proceeding, (c) the Trustee shall have failed to institute that proceeding within 60 days after that notification, request and offer of indemnity and (d) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the debt securities of all affected series then Outstanding (voting as one class) a direction inconsistent with that request during such 60 day period. However, the Holder of any Security will have an absolute right to receive payment of the principal of and any premium and interest on that Security on or after the due dates expressed in that Security and to institute suit for the enforcement of any of these payments. The Indenture requires Canadian Natural to furnish to the Trustee annually an Officers' Certificate as to the compliance by Canadian Natural with certain covenants, conditions or other requirements contained in the Indenture and as to any non-compliance therewith.

        The Indenture provides that the Trustee may withhold notice to the Holders of the debt securities of one or more series of any default affecting those series (except defaults as to payment of principal or interest) if it, in good faith, considers that withholding to be in the best interests of the Holders of the debt securities of those series.

Consolidation, Merger, Amalgamation and Sale of Assets

        Canadian Natural shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, lease, transfer, sale or otherwise) whereby all or substantially all of its assets would become the property of any other Person (the "Successor Corporation") unless (a) the Successor Corporation shall, prior to or contemporaneously with the consummation of that transaction, execute those instruments, which may include a supplemental indenture, and do those things as shall be necessary or advisable to establish that upon the consummation of that transaction (i) the Successor Corporation will have assumed all of the covenants and obligations of Canadian Natural under the Indenture in respect of the debt securities of every series, and (ii) the debt securities of every series will be valid and binding obligations of the Successor Corporation entitling the Holders thereof, as against the Successor Corporation, to all the rights of Holders of debt securities under the Indenture; (b) the Successor Corporation is a corporation, partnership, or trust organized and validly existing under the laws of Canada or any province thereof or of the United States, any state thereof or the District of Columbia, (c) Canadian Natural has delivered to the Trustee, within 60 days thereof, an Officer's Certificate and an Opinion of Counsel each stating that such transaction and such supplemental indenture comply with this covenant and all conditions precedent to Section 7.1 relating to such transaction have been complied with, and (d) immediately before and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

Additional Amounts

        Unless otherwise specified in the applicable prospectus supplement, all payments made by Canadian Natural under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Canadian Taxes"), unless Canadian Natural is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If Canadian Natural is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, Canadian Natural will pay to each Holder as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a Holder (such Holder, an "Excluded Holder") in respect of the beneficial owner thereof:

  (a)
  with which Canadian Natural does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

  (b)
  which is subject to such Canadian Taxes by reason of the Holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of debt securities or the receipt of payments thereunder; or

  (c)
  which is subject to such Canadian Taxes by reason of the Holder's failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes.

        Canadian Natural will also:

  (a)
  make such withholding or deduction; and

  (b)
  remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

        Canadian Natural will furnish to the Holders of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by Canadian Natural.

        Canadian Natural will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:

  (a)
  any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the debt securities;

  (b)
  any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

  (c)
  any Canadian Taxes imposed with respect to any reimbursement under clause (a) or (b) above, but excluding any such Canadian Taxes on such Holder's net income.

        Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Tax Redemption

        The debt securities will be subject to redemption in whole, but not in part, at the option of Canadian Natural, at any time, on not less than 30 nor more than 60 days prior written notice, at 100 percent of the principal amount, together with accrued interest thereon to the redemption date, in the event that we have become or would become obligated to pay, on the next date on which any amount would be payable with respect to the debt securities, any Additional Amounts as a result of an amendment to or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of this prospectus.

Modification and Waiver

        The Indenture permits Canadian Natural and the Trustee to enter into supplemental indentures without the consent of the Holders of the debt securities to, among other things: (a) secure the debt securities of one or more series, (b) evidence the assumption by the Successor Corporation of Canadian Natural's covenants and obligations under the Indenture and the debt securities then Outstanding, (c) add covenants or Events of Default for the benefit of the Holders of one or more series of the debt securities, (d) cure any ambiguity or correct or supplement any defective provision in the Indenture which correction will not be prejudicial to the interests of the Holders of the debt securities, (e) establish the form and terms of the debt securities of any series, (f) evidence the acceptance of appointment by a successor Trustee, (g) to comply with any requirements of the SEC in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (h) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided, however, such action shall not adversely affect the interests of the Holders of any debt securities in any material respect, and (i) make any other modifications which will not be prejudicial to the interests of the Holders of the debt securities.

        The Indenture also permits Canadian Natural and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the debt securities of each series then Outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the Holders of the debt securities of each such affected series; provided, however, that Canadian Natural and the Trustee may not, among other things, without the consent of the Holder of each Security then Outstanding and affected thereby: (a) change the Stated Maturity of the principal amount of, or any installment of the principal of or the interest on, that Security, (b) reduce the principal amount of or the rate of interest on or any premium payable upon the redemption of that Security, (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of the principal of or any premium or interest on that Security, (e) impair the right to institute suit for the enforcement of payment of this kind with respect to that Security on or after the Stated Maturity thereof, (f) reduce the percentage in principal amount of the Outstanding Securities of the affected series, the consent of whose Holders is required for modification or amendment of the Indenture, or for any waiver with respect to defaults, breaches, Events of Default or declarations of acceleration, (g) change the time at which any Security may or shall be redeemable or repayable, (h) change any obligation of Canadian Natural to pay additional amounts provided for pursuant to the Indenture, with certain exceptions, or (i) modify any provisions of the Indenture relating to modifying or amending the Indenture or the waiving of past defaults or covenants except as otherwise specified in the Indenture.

        Prior to the acceleration of the Maturity of any debt securities, the Holders of a majority in aggregate principal amount of the debt securities of all series at the time Outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing (voting as one class) may on behalf of the Holders of all such affected debt securities waive any past default or breach or Event of Default and its consequences, except a default in the payment of the principal of or premium or interest on any Security of any series or an Event of Default in respect of a covenant or provision of the Indenture or of any Security which cannot be modified or amended without the consent of the Holder of each Security affected.

Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that, at the option of Canadian Natural, Canadian Natural will be discharged from any and all obligations with respect to the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series, to maintain paying agencies, to compensate and indemnify the Trustee and to maintain the trust and payments under the trust described below and the defeasance provisions of the Indenture) (hereinafter called a "defeasance") upon the irrevocable deposit with the Trustee, in trust, of money, and/or Government Obligations which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the debt securities of that series on the Stated Maturity of those payments in accordance with the terms of the debt securities of that series. Such a defeasance may be effected only if, among other things, (i) Canadian Natural has delivered to the Trustee an Opinion of Counsel in the United States (who may be counsel for Canadian Natural) stating that Canadian Natural has received from, or there has been published by, the Internal Revenue Service a ruling, since the date of the Indenture, or there has been a change in the applicable laws or regulations, in either case to the effect that the Holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of that defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, and (ii) Canadian Natural has delivered to the Trustee an Opinion of Counsel in Canada (who may be counsel for Canadian Natural) or a ruling from the Canada Revenue Agency to the effect that the Holders of the debt securities of that series will not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that defeasance and will be subject to Canadian federal or provincial income and other Canadian tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the debt securities include holders who are not resident in Canada). In addition, Canadian Natural may also obtain a discharge of the Indenture with respect to the debt securities of all series issued under the Indenture by depositing with the Trustee, in trust, an amount of money and government securities as shall be sufficient to pay, at Stated Maturity or upon redemption, all of those debt securities, provided that those debt securities are by their terms to become due and payable within one year or are to be called for redemption within one year.

        The Indenture also provides that Canadian Natural may omit to comply with the restrictive covenants described under the caption "Negative Pledge" and certain other covenants and no Event of Default shall arise with respect to the debt securities of that series by reason of this failure to comply

(hereinafter called a "covenant defeasance"), upon the irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which, through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay all the principal of and any premium and interest on the debt securities of that series on the Stated Maturity of those payments in accordance with the terms of the debt securities of that series. Canadian Natural's other obligations with respect to the debt securities of that series would remain in full force and effect. A covenant defeasance may be effected only if, among other things, (i) Canadian Natural has delivered to the Trustee an Opinion of Counsel in the United States (who may be counsel for Canadian Natural) to the effect that the Holders of debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred, and (ii) Canadian Natural has delivered to the Trustee an Opinion of Counsel in Canada (who may be counsel for Canadian Natural) or a ruling from the Canada Revenue Agency to the effect that the Holders of the debt securities of that series will not recognize income, gain or loss for Canadian federal or provincial income or other Canadian tax purposes as a result of that covenant defeasance and will be subject to Canadian federal or provincial income and other Canadian tax (including withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the debt securities include holders who are not resident in Canada).

        In the event that Canadian Natural exercises its option to effect a covenant defeasance with respect to the debt securities of any series, the debt securities of that series are thereafter declared due and payable because of the occurrence of another Event of Default and the amount of money and securities on deposit with the Trustee would be sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay the amounts due on the debt securities of that series at their respective Stated Maturities, but may not be sufficient, in the opinion of a nationally recognized firm of independent chartered accountants, to pay the amounts due on the debt securities of that series at the time of the acceleration resulting from that Event of Default, then Canadian Natural would remain liable for this deficiency.

Provision of Financial Information

        We will file with the Trustee, within 15 days after we file them with the SEC, copies of our annual report and other information (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that we may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the Trustee, and file with the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, the information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations, which, regardless of applicable requirements shall, at a minimum, consist of such information required to be provided in quarterly and annual reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not we have any of our securities listed on such exchange. Such information will be prepared in accordance with Canadian disclosure requirements and Canadian GAAP.

Resignation of Trustee

        The Trustee may resign or be removed with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee.

Payment and Paying Agents

        Unless otherwise provided in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on debt securities will be payable at an office or agency of the Trustee in New York, New York, except that at our option interest, if any, may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account located in the United States maintained by the Person entitled thereto as specified in the Security Register. Unless otherwise provided in the applicable prospectus supplement, payment of any instalment of interest on debt securities will be made to the Person in whose name such debt security is registered at the close of business on the Regular Record Date for such interest.

        Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by us for the debt securities will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for such series.

Consent to Service and Jurisdiction

        We have designated CT Corporation System, 111-8th Avenue, 13th Floor, New York, New York 10011 as our authorized agent for service of process in the United States in any action, suit or proceeding arising out of or relating to the Indenture or the debt securities. Any such action may be brought in any Federal court (or, if such court refuses to take jurisdiction, in any New York state court) located in the Borough of Manhattan in The City of New York (a "New York Court"), or brought under United States federal or state securities laws or brought by the Trustee, and Canadian Natural has irrevocably submitted to the jurisdiction of any such court.

Governing Law

        The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

        Since a significant portion of our assets, as well as the assets of a number of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on any debt securities, may not be collectible within the United States.

        We have been informed by Parlee McLaws LLP that the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on any final and conclusive judgment in personam of any New York Court against us, which judgment is subsisting and unsatisfied for a sum certain with respect to enforceability of the Indenture and the debt securities that is not impeachable as void or voidable or otherwise ineffective under the internal laws of the State of New York if (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Alberta (and submission by us in the Indenture to the jurisdiction of the New York Court will be sufficient for that purpose with respect to the debt securities), (ii) the judgment debtor was properly served in connection with any action leading to such judgment, (iii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of Alberta and enforcement thereof will not be contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada), (iv) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights including any other rule of law, whether equitable, legal or statutory, bankruptcy, reorganization, winding up, moratorium and similar laws and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory, penal or public laws in the Province of Alberta, (v) no new admissible evidence relevant to the action is discovered prior to the rendering of judgment by the court in the Province of Alberta, (vi) interest payable on the debt securities is not characterized by a court in the Province of Alberta as interest payable at a criminal rate within the meaning of section 347 of the Criminal Code (Canada) and (vii) the action to enforce such judgment is commenced within the appropriate limitation periods, except that any court in the Province of Alberta may only give judgment in Canadian dollars. We have been advised by such counsel that there is doubt as to the enforceability in Canada in original actions, or in motions to enforce judgments of United States courts, of civil liabilities predicated solely upon United States federal securities laws.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement will describe the material Canadian federal income tax consequences to an investor who is a citizen or resident of the United States purchasing the debt securities, including whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

        The applicable prospectus supplement will also describe certain United States federal income tax consequences of the purchase, ownership and disposition of the debt securities by an investor who is a United States person (as defined in the applicable prospectus supplement), including, to the extent applicable, certain relevant United States federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to debt securities payable in a currency other than U.S. dollars, issued at an original discount for United States federal income tax purposes or containing early redemption provisions or other special terms.

RISK FACTORS

        Various risk factors relating to the business and securities of Canadian Natural are described in our disclosure documents filed from time to time with the securities commissions and similar regulatory authorities in each of the provinces of Canada, are available electronically at www.sedar.com and are incorporated by reference in this prospectus, including in particular, our current AIF and Management's Discussion and Analysis. Such risk disclosure forms an integral part hereof.

The debt securities will be structurally subordinated to any indebtedness of our subsidiaries.

        The majority of our assets are held in one or more corporate subsidiaries or partnerships. In the event of the liquidation of any corporate subsidiary, the assets of the subsidiary would be used first to repay the indebtedness of the subsidiary, including trade payables or obligations under any guarantees, prior to being used by us to pay our indebtedness, including any debt securities. Such indebtedness and any other future indebtedness of our subsidiaries would be structurally senior to the debt securities. The Indenture pursuant to which the debt securities will be issued does not limit our ability or the ability of our subsidiaries to incur additional unsecured indebtedness. See "Description of Debt Securities — Ranking and Other Indebtedness".

Credit ratings may not reflect all risks of an investment in the debt securities and may change.

        Credit ratings assigned to us and to our securities by independent credit rating companies may not reflect all risks associated with an investment in the debt securities. Any credit ratings applied to the debt securities are an independent assessment of our ability to pay our obligations. Consequently, real or anticipated changes in the credit ratings will generally affect the market value of the debt securities. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the debt securities. There is no assurance that any credit rating assigned to the debt securities will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

Changes in interest rates may cause the market price or value of the debt securities to decline.

        Prevailing interest rates will affect the market price or value of the debt securities. The market price or value of the debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

There is an absence of a public market for the debt securities.

        There is no public market for the debt securities and we do not intend to apply for listing of the debt securities on any securities exchange. If the debt securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities or that a trading market for the debt securities will develop.

PLAN OF DISTRIBUTION

        We may sell the debt securities to or through underwriters or dealers or to one or more other purchasers directly or through agents.

        The applicable prospectus supplement will describe the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the debt securities to be offered, the proceeds to us from the sale of the debt securities to be offered, any initial public offering price, any underwriting discount or commission and any discounts, concessions or commissions allowed or reallowed or paid by any underwriter to other dealers. Any initial public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

        The debt securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to these prevailing market prices or at negotiated prices.

        If indicated in the applicable prospectus supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the debt securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions described in the applicable prospectus supplement or supplements, which will also describe the commission payable for solicitation of these contracts.

        We may enter into agreements to indemnify underwriters, dealers and agents who participate in the distribution of the debt securities against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        The debt securities will not be qualified for sale under the securities laws of any province or territory of Canada and may not be offered, sold or delivered, directly or indirectly, in Canada or to any resident of Canada in contravention of the securities laws of any province or territory of Canada. Each underwriter and each dealer participating in the distribution of debt securities will agree that it will not, directly or indirectly, offer, sell or deliver any such debt securities purchased by it in connection with that distribution in Canada or to any resident of Canada in contravention of the securities laws of any province or territory of Canada.

        Each series of the debt securities will be a new issue of securities with no established trading market. Unless otherwise specified in an applicable prospectus supplement relating to a series of debt securities, the debt securities will not be listed on any securities exchange or on any automated dealer quotation system. Some broker-dealers may make a market in the debt securities, but they will not be obligated to do so and may discontinue any market-making activities at any time without notice. We cannot assure you that there will be liquidity in the trading market for the debt securities of any series or that an active public market for the debt securities of any series will develop. If an active public trading market for the debt securities of any series does not develop, the market price and liquidity of the series of debt securities may be adversely affected.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

        Mr. Timothy Faithfull and Mr. Gordon Giffin, two directors of Canadian Natural, reside outside of Canada. Each of Mr. Faithfull and Mr. Giffin has appointed Canadian Natural, 2500, 855 - 2 Street SW, Calgary, Alberta T2P 4J8, as his agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement relating to a series of debt securities, the validity of the debt securities will be passed upon for us by Parlee McLaws LLP, Calgary, Alberta, and by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. As to all matters of Canadian federal and Alberta law, Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely upon the opinion of Parlee McLaws LLP. As to all matters of U.S. federal and New York law, Parlee McLaws LLP may rely upon the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

        We are advised that, as of the date hereof, the partners and associates of Parlee McLaws LLP beneficially own, directly or indirectly, less than one percent of our outstanding securities and none of our securities or our property are to be received by such persons.

EXPERTS

        Our consolidated balance sheets as at December 31, 2012 and 2011 and the related consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the years in the three year period ended December 31, 2012 have been incorporated by reference in this prospectus in reliance on the report dated March 6, 2013 of PricewaterhouseCoopers LLP, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP has advised that they are independent with respect to us within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta and the rules of the SEC.

        Sproule Associates Limited, Sproule International Limited and GLJ Petroleum Consultants Ltd., independent qualified reserves evaluators, have evaluated our reserves in reports dated March 6, 2013 with an effective date of December 31, 2012 and a preparation date of February 11, 2013, as more particularly described in our Annual Information Form, incorporated by reference herein. The statements as to our reserves, which appear in or are incorporated by reference herein, have been so included or incorporated by reference upon the authority, as experts, of Sproule Associates Limited, Sproule International Limited and GLJ Petroleum Consultants Ltd.

        Based on information provided by the relevant persons or companies, there are beneficial interests, direct or indirect, in less than one percent of our securities or property or securities or property of our associates or affiliates held by Sproule Associates Limited, Sproule International Limited and GLJ Petroleum Consultants Ltd. or by "designated professionals", being any partners, employees or consultants of such independent reserves evaluators who participated in and who were in a position to directly influence the preparation of the relevant report, or any such person who, at the time of the preparation of the report was in a position to directly influence the outcome of the preparation of the report.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the registration statement of which this prospectus is a part insofar as required by the SEC's Form F-10:

  •
  the documents listed in the second paragraph under "Where You Can Find More Information" in this prospectus;

  •
  the consents of our independent auditors, PricewaterhouseCoopers LLP;

  •
  the consent of our Canadian counsel, Parlee McLaws LLP;

  •
  the consents of our independent qualified reserves evaluators, Sproule Associates Limited, Sproule International Limited and GLJ Petroleum Consultants Ltd.;

  •
  powers of attorney from directors and officers of Canadian Natural;

  •
  the Indenture relating to the debt securities;

  •
  the First Supplemental Indenture;

  •
  the Second Supplemental Indenture; and

  •
  the statement of eligibility of the Trustee on Form T-1.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification

        Under the Business Corporations Act (Alberta) (the "ABCA"), the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

        The by-laws of the Registrant provide that, subject to the limitations contained in the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs, executors, administrators and other legal representatives, to the fullest extent which may from time to time be permitted by the ABCA, from and against, (a) all costs, charges and expenses that he incurs in respect of any civil, criminal or administrative action or proceeding that is proposed or commenced against him by reason of being or having been a director or officer of the Registrant, and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Registrant, except in respect of an action by or on behalf of the Registrant, or such body corporate, to procure a judgment in its favor.

        The by-laws of the Registrant provide that the Registrant may, subject to the limitations contained in the ABCA, purchase and maintain insurance for the benefit of any director or officer as such against any liability incurred by him in his capacity as a director or officer of the Registrant or as a director or officer of any body corporate where he acts or acted in that capacity at the Registrant's request. The Registrant has purchased third party director and officer liability insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 EXHIBITS

Exhibit Number	Description
4.1

The Annual Information Form of the Registrant, dated March 27, 2013, for the fiscal year ended December 31, 2012 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 28, 2013).

4.2

The Notice of Annual and Special Meeting and Management Information Circular to Shareholders of the Registrant, issued in connection with the Annual and Special Meeting of Shareholders of the Registrant held on May 2, 2013 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 28, 2013).

4.3

The Notice of Annual and Special Meeting and Management Information Circular to Shareholders of the Registrant, issued in connection with the Annual and Special Meeting of Shareholders of the Registrant held on May 3, 2012 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 27, 2012).

4.4

Management's Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2012 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 28, 2013).

4.5

The annual audited consolidated financial statements of the Registrant, for the fiscal years ended December 31, 2012 and 2011, including the notes thereto and the auditor's report thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 28, 2013).

4.6

The unaudited interim consolidated financial statements of the Registrant, for the period ended June 30, 2013, including the notes thereto (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on August 13, 2013).

4.7

Management's Discussion and Analysis of the Registrant for the period ended June 30, 2013 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on August 13, 2013).

5.1	Consent of PricewaterhouseCoopers LLP, Independent Chartered Accountants.
5.2*	Consent of Parlee McLaws LLP.
5.3*	Consent of Sproule Associates Limited, Independent Petroleum Engineering Consultants.
5.4*	Consent of Sproule International Limited, Independent Petroleum Engineering Consultants.
5.5*	Consent of GLJ Petroleum Consultants Ltd., Independent Petroleum Engineering Consultants.
6.1	Power of Attorney (included on the signature page of this Registration Statement).

Exhibit Number	Description
7.1

Indenture dated as of July 24, 2001, between the Registrant and The Bank of Nova Scotia Trust Company New York, as trustee (the "Prior Trustee") (incorporated by reference to the Registrant's Registration Statement on Form F-9 (File No. 333-98063), as filed with the Securities and Exchange Commission on August 12, 2002).

7.2

First Supplemental Indenture dated as of October 28, 2011, between the Registrant and the Prior Trustee (incorporated by reference to the Registrant's Registration Statement on Form F-9 (File No. 333-177401), as filed with the Securities and Exchange Commission on October 19, 2011).

7.3	Second Supplemental Indenture dated as of August 30, 2013, among the Registrant, the Prior Trustee and Wells Fargo Bank, National Association, as trustee (the "Trustee").
7.4*	Statement of Eligibility of the Trustee of Form T-1.

*
TO BE FILED BY AMENDMENT

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        Concurrent with the filing of this Registration Statement, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on October 23, 2013.

CANADIAN NATURAL RESOURCES LIMITED
By:	/s/ STEVE W. LAUT Name: Steve W. Laut Title: President

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Steven W. Laut and Corey B. Bieber, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ STEVE W. LAUT Steve W. Laut	President and Director (Principal Executive Officer)	October 23, 2013
/s/ COREY B. BIEBER Corey B. Bieber	Chief Financial Officer and Senior Vice President, Finance (Principal Financial and Accounting Officer)	October 23, 2013
/s/ N. MURRAY EDWARDS N. Murray Edwards	Chairman and Director	October 23, 2013
/s/ CATHERINE M. BEST Catherine M. Best	Director	October 23, 2013

III-2

Signature	Capacity	Date

/s/ TIMOTHY W. FAITHFULL Timothy W. Faithfull	Director	October 23, 2013
/s/ GARY A. FILMON Gary A. Filmon	Director	October 23, 2013
/s/ CHRISTOPHER L. FONG Christopher L. Fong	Director	October 23, 2013
/s/ GORDON D. GIFFIN Gordon D. Giffin	Director	October 23, 2013
/s/ WILFRED A. GOBERT Wilfred A. Gobert	Director	October 23, 2013
/s/ KEITH A. J. MACPHAIL Keith A. J. MacPhail	Director	October 23, 2013
/s/ FRANK J. MCKENNA Frank J. McKenna	Director	October 23, 2013
/s/ ELDON R. SMITH Eldon R. Smith	Director	October 23, 2013
/s/ DAVID A. TUER David A. Tuer	Director	October 23, 2013

III-3

\

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Canadian Natural Resources Limited in the United States, on October 23rd, 2013.

CANNAT ENERGY INC.
By:	/s/ STEVE W. LAUT Name: Steve W. Laut Title: President of Canadian Natural Resources Limited

III-4

Exhibit Number	Description
4.1

The Annual Information Form of the Registrant, dated March 27, 2013, for the fiscal year ended December 31, 2012 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 28, 2013).

4.2

The Notice of Annual and Special Meeting and Management Information Circular to Shareholders of the Registrant, issued in connection with the Annual and Special Meeting of Shareholders of the Registrant held on May 2, 2013 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 28, 2013).

4.3

The Notice of Annual and Special Meeting and Management Information Circular to Shareholders of the Registrant, issued in connection with the Annual and Special Meeting of Shareholders of the Registrant held on May 3, 2012 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on March 27, 2012).

4.4

Management's Discussion and Analysis of the Registrant for the fiscal year ended December 31, 2012 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 28, 2013).

4.5

The annual audited consolidated financial statements of the Registrant, for the fiscal years ended December 31, 2012 and 2011, including the notes thereto and the auditor's report thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 28, 2013).

4.6

The unaudited interim consolidated financial statements of the Registrant, for the period ended June 30, 2013, including the notes thereto (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on August 13, 2013).

4.7

Management's Discussion and Analysis of the Registrant for the period ended June 30, 2013 (incorporated by reference to the Registrant's Report on Form 6-K, as filed with the Securities and Exchange Commission on August 13, 2013).

5.1	Consent of PricewaterhouseCoopers LLP, Independent Chartered Accountants.
5.2*	Consent of Parlee McLaws LLP.
5.3*	Consent of Sproule Associates Limited, Independent Petroleum Engineering Consultants.
5.4*	Consent of Sproule International Limited, Independent Petroleum Engineering Consultants.
5.5*	Consent of GLJ Petroleum Consultants Ltd., Independent Petroleum Engineering Consultants.
6.1	Power of Attorney (included on the signature page of this Registration Statement).
7.1

Indenture dated as of July 24, 2001, between the Registrant and The Bank of Nova Scotia Trust Company New York, as trustee (the "Prior Trustee") (incorporated by reference to the Registrant's Registration Statement on Form F-9 (File No. 333-98063), as filed with the Securities and Exchange Commission on August 12, 2002).

Exhibit Number	Description
7.2

First Supplemental Indenture dated as of October 28, 2011, between the Registrant and the Prior Trustee (incorporated by reference to the Registrant's Registration Statement on Form F-9 (File No. 333-177401), as filed with the Securities and Exchange Commission on October 19, 2011).

7.3	Second Supplemental Indenture dated as of August 30, 2013, among the Registrant, the Prior Trustee and Wells Fargo Bank, National Association, as trustee (the "Trustee").
7.4*	Statement of Eligibility of the Trustee of Form T-1.

*
TO BE FILED BY AMENDMENT